UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2006

GLOBAL AXCESS CORP
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-17874 (Commission File Number)	88-0199674 (IRS Employer Identification No.)

224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida (Address of principal executive offices)	32082 (Zip Code)
Registrant’s telephone number, including area code: (904) 280-3950

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 1, 2006, Global Axcess Corp (the “Company”) entered into a Sale of Shares Agreement (the “Agreement”) with Coin Security Group (pty) Ltd (“Coin Security”), a private company incorporated under the laws of the Republic of South Africa. Pursuant to the Agreement, the Company sold and, Coin Security purchased, 100% of the Company’s interest in Cash Axcess Corporation (“Cash Axcess”), a subsidiary of the Company in which the Company owned 50% of the outstanding securities. The purchase price is USD $700,000 (the “Purchase Price”). The Company and Coin Security entered into the First and Second Revival, Restatement and Amendment of the Sale of Shares Agreement, on September 25, 2006 and October 11, 2006, respectively, whereby the date that the suspensive conditions were to be met was increased by 30 days, respectively.

On September 27, 2006, USD $700,000 was placed into an escrow account; and

•
USD $525,000 will be paid out of the escrow account after the South African government’s approval process has been completed which is estimated to be received by no later than the end of October 2006; and

•
USD $175,000 will be held in the escrow account as security to cover any claims made against Coin Security or Cash Axcess in connection with a breach of any of the Company’s warranties in the Agreement for a period of six months. Upon the expiration of six months, the remaining balance in the escrow account shall be paid to the Company.

The closing of the sale of Cash Axcess occurred on October 3, 2006. No material relationship exists between Coin Security and the Company and/or its affiliates, directors, officers or any associate of an officer or director.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Information of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005 (to be filed by amendment)

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2005 (to be filed by amendment)

(c)

Exhibit No.  Description

10.1	Sales of Shares Agreement by and between the Company, Cash Axcess Corporation (pty) Limited and Coin Security Group (pty) Ltd dated September 1, 2006
10.2	First Revival, Restatement and Amendment of the Sale of Shares Agreement by and between the Company, Cash Axcess Corporation (pty) Limited and Coin Security Group (pty) Ltd dated September 25, 2006
10.3	Second Revival, Restatement and Amendment of the Sale of Shares Agreement by and between the Company, Cash Axcess Corporation (pty) Limited and Coin Security Group (pty) Ltd dated October 11, 2006.
99.1	Press Release, dated October 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

Dated: October 16, 2006   By: /s/ George McQuain
                            Name:  George McQuain
                            Title:  Chief Executive Officer